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                                                                       EX-10.32

                         REAL ESTATE PURCHASE AGREEMENT

            This Real Estate Purchase Agreement ("Agreement") is entered into by and among LINEAR PRECISION PRODUCTS, INC., a Delaware corporation, formerly known as BPP Acquisition Corporation, with offices at 60 Round Hill Road, Fairfield, Connecticut 06430 ("Buyer"), ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation with offices at 60 Round Hill Road, Fairfield, Connecticut 06430 ("RBC") and DANA CORPORATION, a Virginia corporation with offices at 4500 Doff Street, Toledo, Ohio 43697- 1000 ("Seller"), as of the date of the last signature to this Agreement ("Acceptance Date").

                                    RECITALS:

            A. Buyer desires to purchase and acquire from Seller the real property located at 530 Recold Road, Walterboro, Colleton County, South Carolina 29488 and legally described on Exhibit A attached hereto, together with all buildings and improvements located thereon, and all rights, licenses, privileges and appurtenances thereunto belonging ("Real Property"), upon and subject to the terms and conditions hereinafter set forth.

            B. Seller desires to sell, transfer and convey the Real Property to Buyer, upon and subject to the terms and conditions hereinafter set forth.

            C. Buyer has been in possession of the Real Property since October 30, 1996, as tenant under a Business Property Lease between Seller and Buyer (formerly known as BPP Acquisition Corporation), dated October 30, 1996 ("Lease".).

            D. Buyer and RBC are affiliated corporations; and Seller, RBC and Buyer (formerly known as BPP Acquisition Corporation) entered into a certain environmental indemnification agreement, dated October 30, 1996, relating to the Real Property ("October 30, 1996 Agreement").

            NOW, THEREFORE, for good and valuable considerations, the receipt of which are hereby acknowledged, the parties agree as follows:

            1. Property. Seller agrees to sell the Real Property to Buyer, and Buyer agrees to purchase the Real Property from Seller.

            2. Purchase Price and Payment. The purchase price of the Real Property ("Purchase Price") shall be $495,000. The Purchase Price shall be paid by Buyer to Seller at the Closing (as hereinafter defined) in cash or immediately available funds (subject to the credits, prorations and adjustments under this Agreement).

            3. Evidence of Title. As evidence of title, Seller shall deliver to Buyer, not later than 10 days after the Acceptance Date, a commitment ("Commitment") for the issuance to Buyer of an ALTA owner's title insurance policy issued by a title insurance company ("Title Company") acceptable to Seller and Buyer, in the amount of the Purchase Price.
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            4. Taxes and Assessments. There shall not be any proration of real estate taxes and installments of assessments in connection with the Closing, since Buyer (formerly known as BPP Acquisition Corporation) is and has been obligated to pay taxes and assessments pursuant to the Lease.

            5. Environmental Indemnification Agreement. At the Closing, Seller, Buyer and RBC shall execute and deliver an environmental indemnification agreement ("Environmental Indemnification Agreement") in the form of Exhibit B attached hereto. The Environmental Indemnification Agreement shall cancel and supersede the October 30, 1996 Agreement.

            6. Termination of Lease. At the Closing, Seller and Buyer shall enter into a termination of the Lease ("Lease Termination"), in the form of Exhibit C attached hereto.

            7. Buyer's Conditions of Closing. Buyer's obligations under this Agreement are subject to the satisfaction of the following conditions ("Conditions Precedent"):

            (a)   Buyer shall have received and approved the Commitment.

            (b) Buyer shall have received and approved a currently dated ALTA survey ("Survey") of the Property, which Survey shall have been secured by Seller and certified to Buyer, Seller and the Title Company.

            In the event that the Conditions Precedent are not satisfied on or before that date ("Contingency Date") occurring one (1) day prior to the Closing date, Buyer shall have the option of either (a) cancelling and terminating this Agreement by giving written notice to Seller not later than the Contingency Date, in which event neither party shall have any further liability to the other party hereunder, or (b) waiving said unsatisfied Conditions Precedent and proceeding toward the Closing in accordance with the other provisions of this Agreement.

            8. Closing. The closing of the transaction described in this Agreement ("Closing") shall occur on or before that date occurring 60 days after the Acceptance Date. At Closing, (a) Seller shall convey to Buyer marketable title to the Real Property by a transferable and recordable special warranty deed ("Deed"), subject only to zoning resolutions and ordinances, real estate taxes and installments of assessments, and easements, agreements, restrictions and other matters of record; (b) Seller shall deliver to Buyer the non-foreign affidavit described under Section 1445 of the Internal Revenue Code; (c) Seller shall deliver an ALTA seller's closing affidavit to Buyer and the Title Company in such form as reasonably required by the Title Company; (d) Seller and Buyer (formerly known as BPP Acquisition Corporation) shall execute and deliver the Lease Termination; (e) Seller, Buyer and RBC shall execute and deliver the Environmental Indemnification Agreement; and (f) the parties shall deliver evidence of signing authority and/or such other documents as may be reasonably required to effectuate the transaction contemplated by this Agreement.


                                       -2-
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            9. Costs. At the Closing, Seller shall pay the cost of the Survey, and all conveyance fees and/or transfer taxes associated with this transaction. At the Closing, Buyer shall pay the cost of the Commitment, the title policy and all other title insurance costs, and all recording fees associated with this transaction. In the event that the Closing does not occur, for reasons other than the breach or default of Buyer hereunder, Seller shall pay any fee owing to the Title Company for the cancellation of the Commitment.

            10. Condition of Real Property. Buyer (formerly known as BPP Acquisition Corporation) acknowledges and agrees that it has been occupying the Real Property since October 30, 1996. Subject to the Environmental Indemnification Agreement and the provisions of Section 11 hereof, Buyer accepts the Property in an "as is, where is" condition as of the Acceptance Date and as of the date of Closing, regardless of any defects therein, whether patent or latent, concealed or otherwise.

            11. Damage to Real Property. The casualty insurance on the Real Property is being carried by Buyer (formerly known as BPP Acquisition Corporation), pursuant to the Lease. In the event that any structure or improvement on the Real Property is materially damaged or destroyed by fire or other casualty prior to the delivery of the Deed to Buyer at the Closing, the parties shall perform this Agreement and Seller (and Seller's mortgagee, if any) shall relinquish any rights of Seller in and to any insurance proceeds covering such casualty.

            12. Notices. All notices, waivers, consents, demands or other communications (collectively, "notices") given hereunder by any party to another party shall be in writing and shall be delivered either (a) by personal delivery or (b) by certified United States Mail, postage prepaid, or (c) by nationally recognized overnight courier, at or to the addresses of the parties first set forth above, or to such other address as any party may from time to time specify by notice to another party. All notices shall be deemed to have been delivered upon the earlier of actual receipt, three (3) days after mailing by certified mail, or one (1) day after sending by overnight courier.

            13. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties' successors and assigns; provided, however, that this Agreement shall not be assigned by any party without the prior written consent of the other parties. No representations, warranties or covenants pertaining to this Agreement or the Property have been made by, or shall be binding upon, either Seller or Buyer, except as stated herein or in the Environmental Indemnification Agreement. The headings contained herein are for convenience of reference only, and are not to be used in interpreting this Agreement. This Agreement shall be construed and enforced pursuant to the laws of the State of South Carolina. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document. Time is of the essence of this Agreement. The term "day" as used in this Agreement means a calendar day, and if the date of any required action or notice under this Agreement falls on a Saturday, Sunday or legal holiday, the date for such required action or notice shall be extended to the next business day.


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            IN WITNESS WHEREOF, Buyer, Seller and RBC have executed this
Agreement, through their duly authorized representatives, as of the dates indicated below.

                                           LINEAR PRECISION PRODUCTS, INC.


                                           By /s/ Michael S. Gostomski
                                             -----------------------------------

                                             Its Vice President
                                                --------------------------------

                                           Dated: March 27, 1998

                                           DANA CORPORATION


                                           By Melvin H. Rothlisberger
                                             -----------------------------------
                                                 Melvin H. Rothlisberger
                                                 Assistant Treasurer

                                           Dated: March 24, 1998

                                           ROLLER BEARING COMPANY OF
                                           AMERICA, INC.


                                           By /s/ Michael S. Gostomski
                                             -----------------------------------

                                             Its Executive Vice President
                                                --------------------------------

                                           Dated: March 27, 1998


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                                    EXHIBIT A

All that certain piece, parcel or Lot of land, lying and being in Colleton County, South Carolina, being located on the Eastern Side of Thunderbolt Drive, Formerly Recold Road, (S-15-61) and being more fully shown and designated on an ALTA\ACSM Land Title Survey for Roller Bearing Corporation, by Fowler Land Surveying, Dated January 7, 1998, and having the following Metes and Bounds, to wit:

Beginning at the Centerline Intersection of S-15-459 and S-15-461 and running in a direction of S 29 45'27" W for a distance of 790.53' to an iron pin found on the Eastern Right-of-Way of S-15-461 and noted as the point of beginning, thence turning and running along the property of Low Country Regional Development Corp. S 56 20'00" E for a distance of 583.83' to an iron pin found, thence turning and running along the property of Walterboro-Colleton County Airport Commission S 25 57'05" W for a distance of 547.61' to an iron pin found, thence turning and continuing along the property of Walterboro-Colleton County Airport Commissions 47 26'55" W for a distance of 511.64' to an iron pin found at the center of a 100' South Carolina Electric and Gas Right-of-Way thence turning and running along the center of said right-of-Way N 18 56'23" W for a distance of 676.55' to an iron pin found on the Eastern Right-of-Way of S-15-461, Thence turning and running Northerly along said Right-of-Way around a curve to the left with an Arc of 289.17', Having a radius of 6109.98' and a chord of N 34 35'06" E for 289.15' to an iron pin set, thence turning and continuing along the Right-of-Way of S-15-461 N 33 13'45" E for a distance of 339.61' to the point of beginning and containing 12.00 Acres.

TMS# 132-00-00-079